Exhibit 10.231

                             CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (this "Agreement") effective as of January 1, 1998, between Chancellor of Pineville, Inc. (the "Company"), and CareMatrix of Massachusetts, Inc., a Delaware corporation (the "Consultant").

      WHEREAS, the Company desires to retain the Consultant to perform certain consulting services for the Company, and the Consultant desires to be retained by the Company; and

      WHEREAS, the Company and the Consultant desire to set forth the terms and conditions on which the Consultant shall be retained by and provide services to the Company.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Consulting Services. During the term of this Agreement, the Consultant shall provide consulting services and assistance with respect to the construction of the senior housing facility owned and/or operated by the Company.

      2. Consulting Fees and Expenses. The Company shall pay to the Consultant a consulting fee of Twenty Thousand ($20,000.00) Dollars per month (the "Consulting Fee").

      3. Term. The initial term of this Agreement shall commence effective on the date hereof (the "Effective Date") and continue for a period of twenty-four
(24) months, and shall be renewable upon ninety (90) days prior notice from the Company to the Consultant for an additional twelve (12) month period at the option of the Company. Notwithstanding the foregoing, either the Company or the Consultant may terminate this Agreement at any time after the Effective Date for any reason by providing thirty (30) days prior written notice of such intention to terminate to the other party.

      4. Independent Contractor. The Consultant is and shall be an independent contractor hereunder and the officers, directors and employees of the Consultant are not and shall not be an employee of the Company by virtue of this Agreement. Neither the Consultant nor the Company shall hold the Consultant out as an agent, partner, officer, director, or other employee of the Company and the Consultant further specifically disclaims any and all rights to an equity interest in or a partnership interest with the Company. The Consultant specifically acknowledges and agrees that this

Agreement shall not give the Consultant authority to execute any contracts or agreements on behalf of the Company or its Affiliates and nor authority to bind the Company or its Affiliates to any obligation (contractual or otherwise). The Consultant shall devote such of its time, energy and skill as is reasonably necessary to perform the services described in Paragraph 1 above.

      5. Indemnity. The Consultant shall indemnify and hold harmless the Company from and against all claims, losses, costs, damages and expenses including, without limitation, attorneys' fees and costs resulting from or arising in connection with any negligence or intentional or willful misconduct by the Consultant in the performance of Consultant's duties under this Agreement.

      6. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

      7. Assignment. The Consultant may not assign or delegate its rights and/or obligations hereunder, provided, however, the Consultant may assign its right to receive fees or other compensation hereunder the any lender of the Consultant. The Company may assign its rights hereunder to any of its Affiliates but shall remain primarily liable hereunder absent a written release executed by the Consultant.

      8. Severability. If any part of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

      9. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, delivered by a nationally recognized overnight delivery service, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:


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

If to the Consultant:                     If to the Company:

CareMatrix of Massachusetts, Inc.         Chancellor of Pineville, Inc.
197 First Avenue                          197 First Avenue
Needham, MA 02494                         Needham, MA 02494
Attn: CEO                                 Attn: President

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery, or (b) on the date upon which the receipt is signed or delivery is refused or the notice is designated by the postal authorities or delivery service as not deliverable, as the case may be, if delivered by overnight delivery or mailed.

      10. Waivers. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

      11. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

      12. Definitions: For purposes of this Agreement, the following terms shall have the meanings set forth below:

      12.1. "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      12.2. "Person" shall mean an individual, partnership, corporation, limited liability Company, trust, joint venture or other entity.


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

Signed in the                       CHANCELLOR OF PINEVILLE, INC.
Presence of:
                                    By: /s/ Abraham D. Gosman
-----------------------------           ---------------------
Print Name:                             Name:
           ------------------           Title:


                                    CAREMATRIX OF MASSACHUSETTS, INC.

                                    By: /s/ Michael J. Zaccaro
-----------------------------           ----------------------
Print Name:                         Name:
           ------------------       Title:


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